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                                                                    EXHIBIT 2.12

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

     This Amendment No. 1 to Asset Purchase Agreement (this "AMENDMENT") is made and entered into as of the 20th day of May, 2003, by and among TRESTLE ACQUISITION CORP, a Delaware corporation ("PURCHASER"), MED DIVERSIFIED, INC., a Nevada corporation ("MED"), and TRESTLE CORPORATION, a Delaware corporation and wholly-owned subsidiary of Med ("TRESTLE" together with Med, the "SELLERS").

                                    RECITALS

     WHEREAS, the Purchaser and the Sellers are parties to that certain Asset Purchase Agreement dated April 16, 2003 (the "ASSET PURCHASE AGREEMENT"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement;

     WHEREAS, on March 12, 2003, the Bankruptcy Court for the Eastern District of New York entered a sale order (the "SALE ORDER") approving and authorizing the consummation of the transactions contemplated by the Asset Purchase Agreement, subject to the amended terms identified in the Sale Order;

     WHEREAS, pursuant to Section 12.14 of the Asset Purchase Agreement, the Asset Purchase Agreement may be amended or modified only by written agreement executed by all parties thereto; and

     WHEREAS, the Purchaser and the Sellers desire to amend the Asset Purchase Agreement in order to make the terms thereof consistent with the Sale Order.

     NOW, THEREFORE, with reference to the foregoing facts, the Purchaser and the Sellers agree as follows:

   1. AMENDMENT TO SECTION 1.01(d). Section 1.01(d) of the Asset Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            "(d) cash and cash equivalents of the Sellers received from the Business prior to, and existing on, the Closing Date in an amount not less than $135,000;"

   2. AMENDMENT TO SECTION 1.03. Section 1.03 of the Asset Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            "Section 1.03 ASSUMED LIABILITIES. Subject to the terms and conditions contained in this Agreement, at the Closing, the Purchaser agrees to assume, pay and perform when due the following (the "ASSUMED LIABILITIES"): (i) the accounts payable identified on
            SCHEDULE 1.03 hereto, as more fully described therein, which schedule shall be updated as of the Closing Date, provided, however, the parties acknowledge and agree that the aggregate total of all accounts payable included in Assumed Liabilities as of the Closing Date shall not exceed $161,000; (ii) the other Assumed Liabilities identified on SCHEDULE 1.03; (iii) the obligations of the Sellers arising under the Assumed Contracts, in accordance with their terms, after the Closing Date with respect to acts or services to be performed by Purchaser under such Assumed Contracts after the Closing Date, except for any obligation, (a) that relates to any breach or default (or an event which might, with the passing of time or the giving of notice, or both, constitute a default) under any such Assumed Contract arising out of or relating to periods on or prior to the Closing Date, which obligations shall be obligations of the Sellers under Section 1.05 below, (b) for which the Business owes any amounts to its Affiliates, other than for specific services, materials or works in progress as set forth on SCHEDULE 1.03, or (c) that relates to any indemnity, defense or hold harmless provision or agreement for occurrences prior to the Closing Date; and (iii) all costs and expenses of maintaining or preserving the Intellectual Property from and after the Closing Date."

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   3.   AMENDMENT TO SECTION 1.04. Section 1.04 of the Asset Purchase Agreement
        is hereby amended and restated to read in its entirety as follows:

            "Section 1.04 EXCLUDED LIABILITIES. Purchaser shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Sellers or any of their Affiliates, direct or indirect, known or unknown, absolute or contingent, that are not expressly assumed by Purchaser pursuant to this Agreement and any ancillary agreements entered into pursuant to the terms hereof (all such liabilities and obligations not being assumed being herein called the "EXCLUDED LIABILITIES")."

   4. AMENDMENT TO SECTION 1.06(a). Section 1.06(a) of the Asset Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            "Section 1.06 PURCHASE PRICE.

            (a) The purchase price for the Assets shall be an amount equal to One Million Two Hundred Fifty Thousand Dollars ($1,250,000), as reduced in accordance with SECTION 1.06(b) (the "PURCHASE PRICE")."

   5. AMENDMENT TO SECTION 1.07. Section 1.07 of the Asset Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            "Section 1.07 PAYMENT OF PURCHASE PRICE. Subject to the conditions, representations and warranties and covenants hereof and at the Closing, the Purchaser shall pay the Purchase Price as follows, each by federal funds wire transfers of immediately available funds: (i) on the date hereof, One Hundred Thousand Dollars ($100,000) (the "ESCROW AMOUNT") to Duane Morris LLP, as escrow agent, to be held in an escrow account pursuant to the provisions of the Escrow Agreement as described in Section 1.08 hereof; (ii) on the Closing Date, the Escrow Amount to the Sellers pursuant to the provisions of the Escrow Agreement; and (iii) on the Closing Date, One Million One Hundred Fifty Thousand Dollars ($1,150,000) minus any adjustment pursuant to Section 1.06(b), if any, to the Sellers."

   6. AMENDMENT TO SECTION 2.01. Section 2.01 of the Asset Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            "Section 2.01 CLOSING DATE. Unless this Agreement shall have been terminated and the Transactions shall have been abandoned pursuant to Article X, and subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII, the closing of the Transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15821 Ventura Boulevard, Suite 525, Encino, California 91436 at 10:00 a.m., on Tuesday, May 20, 2003, or such other place, date and time as the Sellers and Purchaser shall mutually agree in writing (such date and time of the Closing is referred to herein as the "CLOSING DATE")."

   7. AMENDMENT TO SECTION 10.01(b). Section 10.01(b) of the Asset Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            "(b)  Intentionally Omitted."

   8. AMENDMENT TO SECTION 10.03(b)(ii). Section 10.03(b)(ii) of the Asset Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            "(ii) Intentionally Omitted."

   9. Except as expressly amended or modified herein, all terms and conditions of the Asset Purchase Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect.

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     In the event of any conflict or inconsistency between this Amendment and the Asset Purchase Agreement, this Amendment shall govern.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                            SELLERS:

                                            MED DIVERSIFIED, INC.,
                                            a Nevada corporation


                                            By: /s/ Alexander H. Bromley
                                                -----------------------
                                            Name: Alexander H. Bromley
                                            Title: VP & General Counsel


                                            TRESTLE CORPORATION,
                                            a Delaware corporation


                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------


                                            PURCHASER:

                                            TRESTLE ACQUISITION CORP.
                                            a Delaware corporation

                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                            SELLERS:

                                            MED DIVERSIFIED, INC.,
                                            a Nevada corporation


                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------


                                            TRESTLE CORPORATION,
                                            a Delaware corporation


                                            By: /s/ Andrew Borsanyi
                                                -----------------------
                                            Name:  Andrew Borsanyi
                                                  ---------------------
                                            Title: President
                                                   --------------------


                                            PURCHASER:

                                            TRESTLE ACQUISITION CORP.
                                            a Delaware corporation


                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                            SELLERS:

                                            MED DIVERSIFIED, INC.,
                                            a Nevada corporation


                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------


                                            TRESTLE CORPORATION,
                                            a Delaware corporation


                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------

                                            PURCHASER:

                                            TRESTLE ACQUISITION CORP.
                                            a Delaware corporation


                                            By: /s/ Michael Doherty
                                                -----------------------
                                            Name:  Michael Doherty
                                                  ---------------------
                                            Title:  Chairman
                                                   --------------------